Exhibit 32.1
Certification by the Principal Executive Officer and Principal Financial Officer pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Bahija Jallal, Chief Executive Officer of Immunocore Holdings plc (the “Company”), and Travis Coy, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
1.The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 25, 2026
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 25th day of February, 2026.

/s/ Bahija Jallal
Chief Executive Officer
(Principal Executive Officer)

/s/ Travis Coy
Chief Financial Officer
(Principal Financial Officer)
This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Immunocore Holdings plc under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.